Exhibit 99.3

LIPOCINE® ENHANCING HEALTH

Symptomatic Response to TLANDO in Patients That Do Not Achieve T Cavg ≥ 300 ng/dL

Nachiappan Chidambaram, PhD[1]; Jonathan Baker, PhD[1]; Ben Bruno, PhD, PharmD[1]; Kiran Vangara, PhD[1]; Kilyoung Kim, PhD[1]; Mahesh V. Patel, PhD[1]; Anthony DelConte, MD[1,2]

[1]Lipocine Inc.;[2]Saint Joseph's University, Philadelphia, PA

20TH ANNUAL FALL SCIENTIFIC MEETING OF SMSNA
October 24-27, 2019 // Nashville, TN

Introduction

- Current FDA efficacy criteria is based on pharmacokinetics (PK) for treatment of hypogonadism (T Cavg_24hr: 300 - 1100 ng/dL)
  - At least 75% of patients achieving normal serum T levels with a lower bound of the associated 95% confidence interval being 65% or more
- Most marketed testosterone replacement therapy (TRT) products require titration visits to satisfy the FDA PK-based efficacy criteria and may inaccurately categorize the patients as non-responders based on T levels rather than symptoms on the treatment drugs
- PK-based dose titration in clinical use may result in some patients being on the "wrong" dose due to titration decision errors based on a single point T measurement

Objectives

- To assess the effect of TLANDO (oral Testosterone Undecanoate) on symptoms in subjects not achieving T Cavg ≥ 300 ng/dL (PK Non-Responders) at week 13 on stable dose

Methods

- Study of Androgen Replacement (SOAR) clinical trial (NCT02081300): an active controlled (topical T gel) randomized multicenter 52-wk study with TLANDO


Control
Topical T
(N=105)
TLANDO
(N=210)
Safety Extension
Serum Biomarker Assessment
Week
0
3
13
26
52
TRT Efficacy
PK / Safety
Visit
EOS Visit

- TLANDO arm patients were started on a total daily dose of 450 mg (225 mg BID)
  - Dose titration, if needed, at Week 4 and Week 8 was based on intensive 24-hr PK profiles at steady state with the following criteria:
    - ✓ T Cavg < 300 ng/dL were up-titrated to 300mg BID
    - ✓ T Cmax > 1500 ng/dL were down-titrated to 150mg BID
  - All subjects were maintained on the dose after the second titration for the remainder of the study (Week 8 through week 52)
- Patient Reported Outcomes (PRO) were assessed via PDQ and SF-36 survey at BL and EOS

Results

TLANDO Treatment Met FDA PK-based Efficacy Criteria

Measure	Target % Subjects	Full Analysis Set N=192ᵃ	Full Analysis Set (LOCF) N=192ᵃ
		Week 3 Pre-Titrationᵇ	Week 13 Post-Titration
Primary Efficacy Endpoint			
% subjects with T $C_{avg\ 0-24h}$ 300–1140 ng/dL	≥75%	86%	88%
95% CI lower bound	≥65%	81%	83%

ᵃ FAS has 193 subjects with one subject missing 24-hour C_{avg} data, therefore N is 192 for C_{avg}
ᵇ At Week 3 all subjects were on 225 mg BID dose of TLANDO
LOCF, last observation carried forward

Comparable Demographic Characteristics for T Cavg < 300 ng/dL (PK Non-Responders) and ≥ 300 ng/dL (PK Responders) with Overall Baseline Demographics

Mean Parameter (SD)	Overall at Baseline	Completer Set (N=157)	
		PK Non-Responders	PK Responders
n (%)	210	17 (11%)	140 (89%)
Age, yr	52.6 (10.2)	55.6 (10.8)	52.4 (9.9)
Weight, kg	97.1 (15.0)	94.5 (17.3)	98.1 (14.8)
BMI, kg/m²	30.8 (3.9)	30.7 (4.3)	31.1 (3.8)
Baseline T, ng/dL	208 (60)	196 (63)	212 (63)

There is no significant difference between each group.

TLANDO Significantly Improved T Levels in Both PK Non-Responders (Cavg < 300 ng/dL) and PK Responders (≥ 300 ng/dL)



Mean Total T % Increases from Pre-dose to Cmax (+SEM)

Increases of Relative T Levels are Comparable in Both Groups

Symptoms Improved with TLANDO Treatment Irrespective of Reaching Cavg Efficacy Criteria


Cavg ≥ 300 ng/dL
Cavg<300 ng/dL

Mean Changes of Mental and Sexual Patient Reported Outcomes from Baseline to End-of-study with 95% CI

Improvements of mental and sexual health in both PK non-responders and responders were comparable (p>0.05)

Androgenic Biomarkers	Subjects with Cavg < 300 ng/dL			Subjects with Cavg ≥ 300 ng/dL			p Value
	N	Mean BL	Mean CBL at EOS (95% CI)	N	Mean BL	Mean CBL at EOS (95% CI)	
Hematocrit, %	16	41.7	3.2 (1.6)	138	43.7	2.6 (0.6)	0.82
Hemoglobin, g/L	16	138.3	10.9 (5.6)	138	144.7	7.5 (1.7)	0.21
PSA, µg/L	17	0.8	0.2 (0.7)	138	0.7	0.2 (0.1)	0.72

Normal range: Hematocrit = 37 – 51%, Hemoglobin = 125 – 170 g/L, PSA (Prostate-Specific Antigen) = Up to 4.0 µg/L

Androgenic Biomarker Baseline and Changes from Baseline to End-of-study

Baseline and CBLs of androgenic biomarkers were comparable in both groups.

Conclusion

- PK-based non-responders (subjects with Cavg < 300 ng/dL) on TLANDO had meaningful symptomatic/androgenic responses with comparable improvements in relative T level increases, symptoms (PROs), and androgen-related biomarkers as compared to PK-based responders (subjects with Cavg ≥ 300 ng/dL).
- Monitoring symptoms in addition to T levels can be performed to evaluate the true responders with TLANDO treatment.

Contact: Dr. Jonathan Baker, jb@lipocine.com